Information contained herein is subject to completion or amendment. This Offering Circular is not an offer to sell these securities, and TVA is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is prohibited.
OFFERING CIRCULAR (Subject to Completion, Dated February 11, 2025) U.S.$_____________ Tennessee Valley Authority _____% Global Power Bonds 2025 Series A Due February 1, 2055	®

Interest Payable February 1 and August 1

The ____% Global Power Bonds 2025 Series A Due February 1, 2055 (the “Bonds”) of the Tennessee Valley Authority (“TVA”) will not be subject to redemption prior to maturity. The Bonds will be issued in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.
The Bonds will be issued, maintained, and transferred only on the book-entry system of the U.S. Federal Reserve Banks as described herein. Transactions in the Bonds will be cleared and settled in book-entry form by Euromarket participants through the facilities of Clearstream, Luxembourg (as defined herein) and Euroclear (as defined herein). See “Clearance and Settlement.” The Bonds will not be exchangeable for definitive securities.
On or after August 1, 2025, the Bonds may be separated ("stripped") into separate Interest Components and the Principal Component (each as defined herein) and maintained as such on the book-entry records of the U.S. Federal Reserve Banks. The components of each stripped Bond are the future interest payments and the principal payment. See "Description of Bonds — Stripping" and "U.S. Tax Matters."
Application will be made to list the Bonds on the New York Stock Exchange (the “NYSE”). By making this application, TVA does not undertake any obligation to maintain the listing of the Bonds on the NYSE.
The Bonds and Strips (as defined herein) are considered to be obligations in registered form for U.S. federal income tax purposes. Beneficial owners of the Bonds or Strips that are not U.S. persons must provide applicable U.S. federal income tax certifications in order to receive payments on the Bonds or Strips free of U.S. federal withholding tax. See “U.S. Tax Matters.” TVA will not pay additional interest or other amounts in respect of any withholding or other tax that may be imposed by any jurisdiction on payments on the Bonds or Strips as a result of a change in law or otherwise.
TVA is a corporate agency and instrumentality of the United States of America (the "United States" or "U.S."). Principal and interest will be payable solely from TVA’s Net Power Proceeds (as defined herein).
Investment in the Bonds will involve a number of risks. See “Risk Factors” on page 12.
The Bonds will not be obligations of, nor will payment of the principal thereof or the interest thereon be guaranteed by, the United States of America. TVA is not required to register securities under the Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission (“SEC”). TVA files annual reports, quarterly reports, and current reports with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

	Price to	Discount to	Net Proceeds to
	Public (1)	Managers	TVA (1)(2)

Per Bond......................................................	___.__%	__.__%	__.__%

Total............................................................	U.S.$________	U.S.$_______	U.S.$________

(1)Plus accrued interest, if any, from February __, 2025, to date of delivery.
(2)Before deducting expenses payable by TVA estimated at approximately U.S.$1,000,000.

The Bonds offered by this Offering Circular are offered by the Managers (as defined herein) subject to prior sale, withdrawal, cancellation, or modification of the offer without notice, to delivery to and acceptance by the Managers, and to certain further conditions. It is expected that delivery of the Bonds, in book-entry form, will be made through the book-entry system of the U.S. Federal Reserve Banks on or about February __, 2025, against payment therefor in immediately available funds.
Joint Book-Running Managers

Morgan Stanley	Barclays	BofA Securities	J.P. Morgan

The date of this Offering Circular is February __, 2025.

STABILIZATION

CERTAIN OF THE MANAGERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE BONDS. SPECIFICALLY, THE MANAGERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, MAY BID FOR, AND PURCHASE, BONDS IN THE OPEN MARKET, AND MAY IMPOSE PENALTY BIDS. SUCH TRANSACTIONS MAY BE EFFECTED IN AN OVER-THE-COUNTER MARKET OR OTHERWISE AND MAY INCLUDE SHORT SALES AND PURCHASES TO COVER POSITIONS CREATED BY SHORT SALES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE “SUBSCRIPTION AND SELLING.”

ABOUT THIS OFFERING CIRCULAR

This Offering Circular provides you with a description of the Bonds that TVA is offering. This Offering Circular should be read in connection with any term sheet prepared by TVA summarizing the particular terms of the Bonds (each, a “Term Sheet”) as well as the SEC Filings (as defined herein), each of which is incorporated herein by reference. This Offering Circular, any Term Sheet, and the SEC Filings are collectively referred to herein as the “Offering Documents.” See “Where You Can Find More Information” for more information about the SEC Filings.

No dealer, salesperson, or any other person has been authorized by TVA to give any information or to make any representations on behalf of TVA other than those contained in the Offering Documents or any supplement to any of the Offering Documents prepared by TVA for use in connection with the offer made by this Offering Circular. If given or made, such information or representations must not be relied upon as having been authorized by TVA. Neither the delivery of any Offering Documents nor any sale of Bonds described herein shall under any circumstances create an implication that the information provided herein is correct at any time subsequent to its date, and TVA assumes no duty to update any Offering Document. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy the Bonds described herein in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This Offering Circular has been prepared by TVA solely for use in connection with the offering of the Bonds described herein and for purposes of listing the Bonds on the NYSE. TVA has taken reasonable care to ensure that the information contained in this Offering Circular is true and accurate in all material respects and that there are no material facts the omission of which would make misleading any statements herein in light of the circumstances under which such statements are made. TVA accepts responsibility accordingly.

In the Offering Documents, references to “U.S. dollars,” “U.S.$,” “dollars,” and “$” are to United States dollars, and references to “£” are to British pounds sterling.

WHERE YOU CAN FIND MORE INFORMATION

TVA files annual, quarterly, and current reports with the SEC. TVA’s SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and at TVA’s website at www.tva.gov. Information contained on TVA’s website shall not be deemed to be incorporated into, or to be a part of, this Offering Circular or the other Offering Documents except to the extent otherwise expressly incorporated herein or in the other Offering Documents.

TVA incorporates by reference into this Offering Circular certain information that TVA files with the SEC. This means that TVA discloses important information to you by referring you to another document. The information that TVA incorporates by reference is considered to be part of this Offering Circular, and information that TVA subsequently files with the SEC will automatically update and, where different, supersede the information in this Offering Circular and in TVA’s prior SEC Filings. Nothing in this Offering Circular shall be deemed to incorporate information furnished to, but not filed with, the SEC, including information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit to any such Form 8-K.

TVA is incorporating by reference into this Offering Circular the following documents that TVA has filed with the SEC as well as any future filings that TVA makes with the SEC under Section 37 of the Exchange Act (collectively, the “SEC Filings”):
•TVA’s annual report on Form 10-K for the fiscal year ended September 30, 2024 (the “Annual Report”);
•TVA’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2024 (the “Quarterly Report”); and

•TVA’s current reports on Form 8-K filed with the SEC on December 5, 2024, December 10, 2024, January 8, 2025, January 13, 2025, and January 31, 2025 (collectively, the “Current Reports”).

You may request a copy of these filings at no cost by writing or calling TVA at the following address:

Tennessee Valley Authority
400 West Summit Hill Drive
Knoxville, TN 37902-1401
Attention: Treasury & Investor Relations
E-mail: investor@tva.com
Telephone:
1-888-882-4975 (toll-free in the U.S.)

OFFERING AND SELLING RESTRICTIONS

No action has been (or will be) taken in any jurisdiction by TVA or any of the Managers (other than the listing of the Bonds on the NYSE) that would permit a public offering of the Bonds, or possession or distribution of the Offering Circular, any Term Sheet, or any other Offering Documents or offering material in any country or jurisdiction where action for that purpose is required (other than states of the United States in connection with securities or Blue Sky laws of such states).

The distribution of this Offering Circular and the offering of the Bonds may, in certain jurisdictions, be restricted by law. Persons into whose possession this Offering Circular comes are required by TVA and the Managers to inform themselves of and observe all such restrictions.

For further information regarding restrictions on offering and selling Bonds, see “Subscription and Selling.”

The Bonds described in this Offering Circular have not been registered with, recommended by, or approved by the SEC or any other domestic or foreign regulatory securities commission or authority. In addition, neither the SEC nor any other regulatory commission or authority has passed upon the accuracy or adequacy of this Offering Circular. Any representation to the contrary is a criminal offense.

FORWARD-LOOKING STATEMENTS

The Offering Documents contain forward-looking statements relating to future events and future performance. All statements other than those that are purely historical may be forward-looking statements.

In certain cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “intend,” “project,” “plan,” “predict,” “assume,” “forecast,” “estimate,” “objective,” “possible,” “probably,” “likely,” “potential,” “speculate,” “aim,” “aspiration,” “goal,” “seek,” “strategy,” “target,” the negative of such words, or other similar expressions.

Although TVA believes that the assumptions underlying any forward-looking statements are reasonable, TVA does not guarantee the accuracy of these statements.  Numerous factors could cause actual results to differ materially from those in any forward-looking statements.  These factors include, among other things:

•Significant additional costs for TVA to manage and operate its coal combustion residuals ("CCR") facilities;

•The cost of complying with known, anticipated, or new environmental requirements, some of which could render continued operation of many of TVA's aging coal-fired generation units not cost-effective or result in their removal from service, perhaps permanently;

•Federal legislation aimed specifically at curtailing TVA’s activities, including legislation that may require the divestiture of TVA or the sale of certain of TVA’s assets; restrict access to its U.S. Treasury account; eliminate its sole authority to set rates; restrict its authority to manage the Tennessee River system; lower the debt ceiling on bonds, notes, or other evidences of indebtedness (collectively, “Bonds”) specified in the Tennessee Valley Authority Act of 1933, as amended (“TVA Act”); or limit its ability to pay its Chief Executive Officer or other employees competitive salaries;

•New, existing, or amended laws, regulations, executive order ("EOs"), or administrative orders or interpretations, including those related to climate change and other environmental matters, and the costs of complying with these laws, regulations, EOs, or administrative orders or interpretations;

•Loss of TVA’s protected service territory if the Federal Energy Regulatory Commission (“FERC”) were to limit the application of the anti-cherrypicking provision, or if Congress were to eliminate the anti-cherrypicking provision, without corresponding legislative modifications to the territorial limitations imposed by the fence;

•Additional federal reliability standards set forth by the North American Electric Reliability Corporation and approved by FERC and the costs of complying with these new standards;

•The failure of TVA’s generation, transmission, navigation, flood control, and related assets and infrastructure, including CCR facilities, dams, and spent nuclear fuel storage facilities, to operate as anticipated, resulting in health, safety, or environmental problems, lost revenues, damages, or other costs that are not reflected in TVA’s financial statements or projections, including due to aging, technological issues, or extreme weather conditions;

•Significant delays and additional costs, and/or inability to obtain necessary regulatory approvals, licenses, or permits, for major projects, including for assets that TVA needs to serve its existing and future load and to meet its carbon reduction aspirations;

•Risks associated with the operation of nuclear facilities or other generation and related facilities, including CCR facilities and dams;

•Events at a nuclear facility, whether or not operated by or licensed to TVA, which, among other things, could lead to increased regulation or restriction on the construction, ownership, operation, or decommissioning of nuclear facilities or on the storage of spent fuel, obligate TVA to pay retrospective insurance premiums, reduce the availability and affordability of insurance, increase the costs of operating TVA’s existing nuclear units, or cause TVA to forego future construction at these or other facilities;

•The inaccuracy of certain assumptions about the future, including economic forecasts, anticipated energy and commodity prices, cost estimates, construction schedules, power demand forecasts, potential regulatory environments, and the appropriate generation mix to meet demand;

•Circumstances that cause TVA to change its determinations regarding the appropriate mix of generation assets;

•Inability to continue to operate certain assets, especially nuclear facilities, including due to the inability to obtain, or loss of, regulatory approval for the operation of assets;

•Physical attacks, threats, or other interference causing damage to TVA’s facilities or interfering with TVA's operations;

•Other unforeseeable occurrences negatively impacting TVA assets or their supporting infrastructure;

•Events at TVA facilities, which, among other things, could result in loss of life, damage to the environment, damage to or loss of the facility, or damage to the property of others;

•Events that negatively impact TVA’s reliability, including problems at other utilities or at TVA facilities or the increase in intermittent sources of power;

•Disruption of supplies of fuel, purchased power, or other critical items or services, which may result from, among other things, economic conditions, weather conditions, physical or cyber attacks, political developments, international trade restrictions or tariffs, legal actions, mine closures or reduced mine production, increases in fuel exports, environmental regulations affecting TVA’s suppliers, transportation or delivery constraints, shortages of raw materials, supply chain difficulties, labor shortages, force majeure events, forced outages, intentional defaults, strikes, inflation, or similar events and which may, among other things, hinder TVA’s ability to operate its assets, complete projects on time and on budget, and meet its contractual obligations to deliver power;

•Global conflicts, terrorist activities, or military actions by the U.S. government and its allies;

•Cyber attacks on TVA’s assets or the assets of third parties upon which TVA relies, which may become more frequent and sophisticated due to advances in artificial intelligence;

•The failure of TVA’s information technology systems;

•Lower future demand for electricity than TVA currently expects or is financially planning for, which would lead to unexpected revenue constraints that could negatively impact TVA’s ability to meet financial obligations, including those associated with financing of projects to meet the anticipated demand;

•The need for significant future contributions associated with TVA’s pension plans, other post-retirement benefit plans, or health care plans;

•Limitations on TVA’s ability to borrow money, which may result from, among other things, TVA’s approaching or substantially reaching the debt ceiling or TVA’s losing access to the debt markets, and which may impact TVA's ability to make planned capital investments;

•Downgrades of TVA’s credit ratings or the United States’ sovereign credit ratings which may negatively impact TVA and the owners of TVA securities;

•Changes in technology, which, among other things, may affect relationships with customers and require TVA to change how it conducts its operations;

•Loss of competitive edge due to TVA’s governmental status affecting TVA’s ability to keep up with technological changes;

•Changes in the market price of commodities such as purchased power, coal, uranium, natural gas, fuel oil, crude oil, construction materials, reagents, or emission allowances;

•A limitation on the market for TVA Bonds, which may be influenced by the fact that the payment of principal and interest on TVA securities is not guaranteed by the U.S. government;

•Failure to attract or retain an appropriately qualified workforce;

•Changes in the membership of the TVA Board of Directors (“TVA Board”) or TVA senior management, which may impact how TVA operates;

•Loss of quorum of the TVA Board, which may limit TVA’s ability to adapt to meet changing business conditions;

•Weather conditions, including changing weather patterns, extreme weather conditions, and other events such as flooding, droughts, wildfires, heat waves, and snow or ice storms that may result from climate change, which may hamper TVA’s ability to supply power, cause customers’ demand for power to exceed TVA’s then-present power supply, pose health, safety, or environmental risks, or otherwise negatively impact TVA’s operations or financial condition;

•Events affecting the supply or quality of water from the Tennessee River system or Cumberland River system, or elsewhere, which could interfere with TVA’s ability to generate power;

•Catastrophic events, such as fires, earthquakes, explosions, solar events, electromagnetic pulses, geomagnetic disturbances, droughts, floods, hurricanes, tornadoes, polar vortexes, icing events, pipeline explosions, or other casualty events, wars, national emergencies, terrorist activities, pandemics, widespread public health crises, geopolitical events, or other similar destructive or disruptive events;

•Ineffectiveness of TVA's financial control system to control issues and instances of fraud or to prevent or detect errors;

•Inability to use regulatory accounting for certain costs;

•Inability of TVA to implement its business strategy successfully, including due to the increased use in the public of distributed energy resources or energy-efficiency programs;

•Inability of TVA to achieve or maintain its cost reduction goals, which may require TVA to increase rates and/or issue more debt than planned;

•Failure of TVA’s organizational structure to adequately support TVA’s anticipated business needs or enable it to meet the needs of its current or potential customers;

•Inability of TVA to adapt its business model to changes in the utility industry and customer preferences and to remain cost competitive;

•Changes in commodity prices, investment prices, interest rates, currency exchange rates, or inflation rates;

•Reliability or creditworthiness of counterparties including but not limited to customers, suppliers, renewable resource providers, and financial institutions;

•Changes in the U.S. economy and volatility in financial markets;

•Ineffectiveness of TVA’s disclosure controls and procedures or its internal control over financial reporting;

•Changes in customer preferences for energy produced from cleaner generation sources;

•Increases in TVA’s financial liabilities for decommissioning its nuclear facilities and retiring other assets;

•The requirement or decision to make additional contributions to TVA’s Nuclear Decommissioning Trust or Asset Retirement Trust;

•Events or changes involving transmission lines, dams, and other facilities not operated by TVA, including those that affect the reliability of the interstate transmission grid of which TVA’s transmission system is a part and those that increase flows across TVA’s transmission grid;

•Actions taken, or inaction, by the U.S. government relating to the national debt ceiling or automatic spending cuts in government programs;

•Inability to respond quickly enough to current or potential customer demands or needs or to act solely in the interest of ratepayers;

•Addition or loss of customers by TVA or TVA’s local power company customers;

•Differences between estimates of revenues and expenses and actual revenues earned and expenses incurred;

•Changes in the market price of equity securities, debt securities, or other investments;

•An increase in TVA’s cost of capital, which may result from, among other things, changes in the market for Bonds, disruptions in the banking system or financial markets, changes in the credit rating of TVA or the U.S. government, or, potentially, an increased reliance by TVA on alternative financing should TVA approach its debt limit;

•Costs or liabilities that are not anticipated in TVA’s financial statements for third-party claims, natural resource damages, environmental cleanup activities, or fines or penalties associated with unexpected events such as failures of a facility or infrastructure;

•Adverse effects from regional health and other emergencies;

•Negative impacts on TVA’s reputation; or

•Other unforeseeable events.

See also Part I, Item 1A, Risk Factors, and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Annual Report, and Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Quarterly Report for a discussion of factors that could cause actual results to differ materially from those in any forward-looking statement. New factors emerge from time to time, and it is not possible for TVA to predict all such factors or to assess the extent to which any factor or combination of factors may impact TVA’s business or cause results to differ materially from those contained in any forward-looking statement.

TVA undertakes no obligation to update any forward-looking statement to reflect developments that occur after the statement is made, except as required by law.

TABLE OF CONTENTS

Offering Circular

Page
Stabilization...........................................................................................................................................	1
About This Offering Circular................................................................................................................	1
Where You Can Find More Information...............................................................................................	1
Offering and Selling Restrictions..........................................................................................................	2
Forward-Looking Statements................................................................................................................	2
Summary of Offering............................................................................................................................	7
Tennessee Valley Authority..................................................................................................................	11
Risk Factors...........................................................................................................................................	12
Use of Proceeds.....................................................................................................................................	12
Description of Bonds.............................................................................................................................	13
Certain Provisions of the Basic Resolution...........................................................................................	16
Clearance and Settlement......................................................................................................................	18
Legality of Investment in the United States..........................................................................................	20
U.S. Tax Matters...................................................................................................................................	20
Subscription and Selling.......................................................................................................................	28
General Information..............................................................................................................................	32
Validity of Bonds..................................................................................................................................	33

SUMMARY OF OFFERING

The information below is qualified in its entirety by the detailed information appearing in TVA’s SEC Filings (and any amendments thereto) and elsewhere in this Offering Circular. TVA will also prepare a Term Sheet that summarizes the particular terms of the Bonds. The Term Sheet is also qualified in its entirety by the detailed information appearing in TVA’s SEC Filings (and any amendments thereto) and elsewhere in this Offering Circular. Capitalized terms used and not defined in this summary have the meanings defined in TVA’s SEC Filings and elsewhere in this Offering Circular.

Issuer.................................................................	TVA is a corporate agency and instrumentality of the United States of America established by the Act.

Securities Offered.............................................	The Bonds, consisting of U.S.$_________ aggregate principal amount of _.__% Global Power Bonds 2025 Series A Due February 1, 2055.

Interest..............................................................	The Bonds will bear interest from February __, 2025, at the annual rate set forth on the cover page hereof, payable semiannually in arrears on each February 1 and August 1, commencing August 1, 2025.

Redemption.......................................................	The Bonds will not be subject to redemption prior to maturity.

Fiscal Agent......................................................	U.S. Federal Reserve Banks.

Listing...............................................................	Application will be made to list the Bonds on the NYSE. By making this application, TVA does not undertake any obligation to maintain the listing of the Bonds on the NYSE.

Use of Proceeds................................................	The net proceeds received by TVA from the sale of the Bonds will be used to refinance existing debt or for other power system purposes.

Source of Payment...........................................	The interest and principal on the Bonds are payable solely from Net Power Proceeds and are not obligations of, or guaranteed by, the United States of America. See “Certain Provisions of the Basic Resolution.”

Form and Denomination of Bonds...................
The Bonds will be issued and maintained and may be transferred by Holders (as defined herein) only on the book-entry system of the U.S. Federal Reserve Banks. See “Description of Bonds ─ Book-Entry System.” The Bonds will not be exchangeable for definitive securities. The Bonds will be issued and must be maintained and transferred in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Stripping....................................................	The Bonds may be stripped into separate Interest Components and the Principal Component and maintained as such on the book-entry records of the U.S. Federal Reserve Banks. The components of each stripped Bond are the future interest payments and the principal payment. Each Interest Component and the Principal Component will have an ISIN code and a CUSIP number. A Holder may strip Bonds at any time on or after August 1, 2025, and prior to, but not including, the Maturity Date (as defined herein). See “Description of Bonds ─ Stripping” and “U.S. Tax Matters.”

Clearance and Settlement.................................
The Bonds must be held in accounts with institutions having access in the United States to the book-entry system of the U.S. Federal Reserve Banks. Transactions in the Bonds will be cleared and settled by Euromarket participants through the facilities of Euroclear and Clearstream, Luxembourg. See "Clearance and Settlement."

Legality of Investment in the United States.....
Each person or entity is advised to consult with its own counsel with respect to the legality of investment in Bonds or in the Strips, which could be subject to restrictions or requirements that do not apply to Power Bonds (as defined herein) held in their fully constituted form.

The following generally describes the legality of investment in the United States in Power Bonds in their fully constituted form. Power Bonds are:

•acceptable as security for all fiduciary, trust, and public funds, the investment or deposit of which shall be under the authority or control of any officer or agency of the United States of America;
•eligible as collateral for U.S. Treasury tax and loan accounts;
•among those obligations which U.S. national banks may deal in, underwrite, and purchase for their own accounts in an amount up to 10 percent of unimpaired capital and surplus;
•eligible as collateral for advances by U.S. Federal Reserve Banks to member banks;
•legal investments for U.S. federal savings associations and U.S. federal savings banks to the extent specified in applicable regulations;
•eligible as collateral for advances by U.S. Federal Home Loan Banks to members for which Power Bonds are legal investments; and
•legal investments for U.S. federal credit unions, subject to applicable regulations.
See “Legality of Investment in the United States.”

No Acceleration................................................	The Bonds will not contain any provisions permitting the Holders to accelerate the maturity thereof on the occurrence of any default or other event. See “Certain Provisions of the Basic Resolution.”

Taxation............................................................
U.S. federal income tax generally will not be withheld from payments on Bonds or Strips that are beneficially owned by non-U.S. beneficial owners, provided that an appropriate U.S. Internal Revenue Service Form W-8, or other appropriate form is completed and provided. See “U.S. Tax Matters.” The Bonds are not subject to redemption by reason of the imposition of withholding or other tax by any jurisdiction, and TVA will have no obligation to pay additional interest or other amounts in respect of any such tax that may be imposed on payments on the Bonds or Strips as a result of a change in law or otherwise, including but not limited to any withholding tax that may be imposed as a result of a failure to provide an applicable U.S. Internal Revenue Service form. For further discussion of U.S. tax consequences with respect to the purchase, ownership, or disposition of the Bonds and Strips, see “U.S. Tax Matters.”

ISIN..................................................................	US880591FC19

CUSIP Number.................................................	880591 FC1
If the Bonds are stripped into separate Interest Components and the Principal Component, the following ISIN and CUSIP numbers will apply:

Interest Payment Date ISIN CUSIP

February 1, 2026.............................................
August 1, 2026................................................
February 1, 2027.............................................
August 1, 2027................................................
February 1, 2028.............................................
August 1, 2028................................................
February 1, 2029.............................................
August 1, 2029................................................
February 1, 2030.............................................
August 1, 2030................................................
February 1, 2031.............................................
August 1, 2031................................................
February 1, 2032.............................................
August 1, 2032................................................
February 1, 2033.............................................
August 1, 2033................................................
February 1, 2034.............................................
August 1, 2034................................................
February 1, 2035.............................................
August 1, 2035................................................
February 1, 2036.............................................
August 1, 2036................................................
February 1, 2037.............................................
August 1, 2037................................................
February 1, 2038.............................................
August 1, 2038................................................
February 1, 2039.............................................
August 1, 2039................................................
February 1, 2040.............................................
August 1, 2040................................................
February 1, 2041.............................................
August 1, 2041................................................
February 1, 2042.............................................
August 1, 2042................................................
February 1, 2043.............................................
August 1, 2043................................................
February 1, 2044.............................................
August 1, 2044................................................
February 1, 2045.............................................
August 1, 2045................................................
February 1, 2046.............................................
August 1, 2046................................................
February 1, 2047.............................................
August 1, 2047................................................
February 1, 2048.............................................
August 1, 2048................................................
February 1, 2049.............................................
August 1, 2049................................................
February 1, 2050.............................................
August 1, 2050................................................	US88059GDD88
US88059GDE61
US88059GDF37
US88059GDG10
US88059GDH92
US88059GDJ58
US88059GDK22
US88059GDL05
US88059GDM87
US88059GDN60
US88059GDP19
US88059GDQ91
US88059GDR74
US88059GDS57
US88059GDT31
US88059GDU04
US88059GDV86
US88059GDW69
US88059GDX43
US88059GDY26
US88059GDZ90
US88059GEA31
US88059GEB14
US88059GEC96
US88059GED79
US88059GEE52
US88059GEF28
US88059GEG01
US88059GEH83
US88059GEJ40
US88059GEK13
US88059GEL95
US88059GEM78
US88059GEN51
US88059GEP00
US88059GEQ82
US88059GER65
US88059GES49
US88059GET22
US88059GEU94
US88059GEV77
US88059GEW50
US88059GEX34
US88059GEY17
US88059GEZ81
US88059GFA22
US88059GFB05
US88059GFC87
US88059GFD60
US88059GFE44
88059G DD8
88059G DE6
88059G DF3
88059G DG1
88059G DH9
88059G DJ5
88059G DK2
88059G DL0
88059G DM8
88059G DN6
88059G DP1
88059G DQ9
88059G DR7
88059G DS5
88059G DT3
88059G DU0
88059G DV8
88059G DW6
88059G DX4
88059G DY2
88059G DZ9
88059G EA3
88059G EB1
88059G EC9
88059G ED7
88059G EE5
88059G EF2
88059G EG0
88059G EH8
88059G EJ4
88059G EK1
88059G EL9
88059G EM7
88059G EN5
88059G EP0
88059G EQ8
88059G ER6
88059G ES4
88059G ET2
88059G EU9
88059G EV7
88059G EW5
88059G EX3
88059G EY1
88059G EZ8
88059G FA2
88059G FB0
88059G FC8
88059G FD6
88059G FE4

Interest Payment Date ISIN CUSIP

February 1, 2051............................................. August 1, 2051................................................
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Principal Component.......................................	US88059GFF19 US88059GFG91 US88059GFH74 US88059GFJ31 US88059GFK04 US88059GFL86 US88059GFM69 US88059GFN43 US88059GFP90 US88059F____	88059G FF1 88059G FG9 88059G FH7 88059G FJ3 88059G FK0 88059G FL8 88059G FM6 88059G FN4 88059G FP9 88059F ___

TENNESSEE VALLEY AUTHORITY

Overview

TVA is a corporate agency and instrumentality of the United States that was created in 1933 by federal legislation in response to a proposal by President Franklin D. Roosevelt.  TVA was created to, among other things, improve navigation on the Tennessee River, reduce the damage from destructive flood waters within the Tennessee River system and downstream on the lower Ohio and Mississippi Rivers, further the economic development of TVA’s service area in the southeastern United States, and sell the electricity generated at the facilities TVA operates. Today, TVA operates the nation’s largest public power system and supplies power to a population of approximately 10 million people.

TVA also manages the Tennessee River, its tributaries, and certain shorelines to provide, among other things, year-round navigation, flood damage reduction, and affordable and reliable electricity. Consistent with these primary purposes, TVA also manages the river system to provide recreational opportunities, adequate water supply, improved water quality, cultural and natural resource protection, and economic development.  TVA performs these management duties in cooperation with other federal and state agencies that have jurisdiction and authority over certain aspects of the river system. In addition, the TVA Board has established two councils – the Regional Resource Stewardship Council and the Regional Energy Resource Council – to advise TVA on its stewardship activities in the Tennessee Valley and its energy resource activities.

Initially, all TVA operations were funded by federal appropriations.  Direct appropriations for the TVA power program ended in 1959, and appropriations for TVA’s stewardship, economic development, and multipurpose activities ended in 1999.  Since 1999, TVA has funded all of its operations almost entirely from the sale of electricity and power system financings.  TVA’s power system financings consist primarily of the sale of debt securities and secondarily of alternative forms of financing, such as lease arrangements.  As a wholly-owned government corporation, TVA is not authorized to issue equity securities.

Although TVA is similar to other power companies in many ways, there are many features that make it different. Some of these include:
•TVA was created by an act of the U.S. Congress and is a wholly-owned corporate agency of the United States.
•Each member of the TVA Board is appointed by the President of the United States with the advice and consent of the U.S. Senate.
•TVA does not own real property; it holds the real property it uses or manages as an agent for the United States.
•TVA is required to make payments to the United States Treasury as a return on the appropriation investment that the United States provided TVA for its power program (the “Appropriation Investment”).
•TVA is not authorized to issue equity securities such as common or preferred stock. Accordingly, TVA finances its operations primarily with cash flows from operations and proceeds from debt issuances or other financings.
•The TVA Board sets the rates TVA charges for power. In setting rates, the TVA Board must have due regard for the objective that power be sold at rates as low as are feasible. These rates are not subject to judicial review or review by any regulatory body.
•TVA is exempt from paying U.S. federal income taxes and state and local taxes, but it must pay certain states and counties an amount in lieu of taxes equal to five percent of TVA’s gross revenues from the sale of power during the preceding year, excluding sales or deliveries to other federal agencies and off-system sales with other utilities, with a provision for minimum payments under certain circumstances.
•TVA performs stewardship activities in connection with the Tennessee River and its tributaries and is required by federal law to fund these activities primarily with revenues from the power system and to a lesser extent with revenues from other sources.

Financing

TVA’s power system financings consist primarily of the sale of Power Bonds and discount notes. Power Bonds have maturities of between one and 50 years, and discount notes have maturities of less than one year. Power Bonds and discount notes have a first priority and equal claim of payment out of Net Power Proceeds, which are defined as the remainder of TVA’s Gross Power Revenues (as defined in the Basic Resolution) after deducting the costs of operating, maintaining, and administering its power properties (including multiple-purpose properties in the proportion that multiple-purpose costs are allocated to power) and payments to states and counties in lieu of taxes, but before deducting depreciation accruals or other charges representing the amortization of capital expenditures, plus the net proceeds of the sale or other disposition of any Power Facility (as defined in the Basic Resolution) or interest therein. The Act also requires TVA to make certain payments to the U.S. Treasury each year from Net Power Proceeds in excess of those required for debt service as a return on the Appropriation Investment. See “Certain Provisions of the Basic Resolution.”

TVA has also entered into several lease-leaseback transactions that require the payment of periodic, or “basic,” rent. Each of these transactions also requires TVA to pay additional, or “supplemental,” rent in some circumstances, including in connection with a termination of the lease-leaseback. TVA also has entered into two lease-purchase transactions that require TVA to pay periodic basic rent and, in some circumstances, supplemental rent. In connection with these lease-purchase transactions, TVA has consolidated variable interest entities of which it is the primary beneficiary.

TVA believes that basic rent payments under the lease-leaseback transactions constitute costs of operating, maintaining, and administering TVA’s power properties. While TVA intends that basic rent payments under the lease-purchase transactions be treated as costs of operating, maintaining, and administering its power properties for purposes of the Act and the Resolutions (as defined herein), such treatment is not free from doubt, and no assurance can be given that a court would conclude that basic rent constitutes a cost of operating, maintaining, and administering TVA’s power properties. TVA believes that supplemental rent payments under either a lease-leaseback or a lease-purchase transaction would not constitute costs of operating, maintaining, and administering its power properties. However, the treatment of supplemental rent is also not free from doubt. Payments of costs of operating, maintaining, and administering TVA’s power properties have priority over payments on the Bonds.

TVA has covenanted in connection with the lease-purchase transactions to charge rates which, together with other monies available to TVA, will be sufficient to pay all charges relating to its power program, including rent under its lease transactions with respect to its power properties.
RISK FACTORS

Your investment in the Bonds will involve a number of risks. In addition to carefully considering the risk described below, before you decide that an investment in the Bonds is suitable for you, you should carefully consider the risks set forth in Part I, Item 1A, Risk Factors, and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Annual Report, and Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Quarterly Report, as well as in other filings that TVA makes from time to time with the SEC. In addition, you should consult your own financial and legal advisors regarding the risks and suitability of an investment in the Bonds.

Additional Bonds may not be fungible for tax purposes.

Any additional Bonds may not be treated as part of the same issue for U.S. federal income tax purposes as the outstanding Bonds of the same class that were previously issued. As a result, different blocks of Bonds could be treated differently for U.S. federal income tax purposes from other blocks of the same class of Bonds. If all blocks of a class of Bonds bear the same securities identifier, TVA and holders may not be able to distinguish between different blocks of that class. As a result, information returns furnished to investors may not accurately reflect the amount of original issue discount (“OID”) required to be accrued by them. In addition, the price of the Bonds issued on the closing date could be adversely affected.

USE OF PROCEEDS

TVA will use the net proceeds from the sale of the Bonds of approximately U.S.$________ (after deducting expenses estimated to be approximately U.S. $1,000,000) to refinance existing debt or for other power system purposes.

DESCRIPTION OF BONDS

General

The Bonds are to be issued pursuant to authority vested in TVA by the Act and pursuant to the Basic Tennessee Valley Authority Power Bond Resolution adopted on October 6, 1960, as amended on September 28, 1976, October 17, 1989, and March 25, 1992 (the “Basic Resolution”), the Supplemental Resolution authorizing the Bonds adopted on August 22, 2024 (the “Supplemental Resolution” and, together with the Basic Resolution, the “Resolutions”), and an authorization dated January 31, 2025, from Jeffrey J. Lyash, President and Chief Executive Officer, and Thomas C. Rice, Senior Vice President and Chief Financial Officer, authorizing the issuance of the Bonds. TVA has entered into a Fiscal Agency Agreement dated as of December 9, 2024 (the “Fiscal Agency Agreement”), with the U.S. Federal Reserve Banks, as fiscal agents (together, the “Fiscal Agent”). The U.S. Secretary of the Treasury has approved the time of issuance of, and the maximum rate of interest to be borne by, the Bonds in compliance with Section 15d(c) of the Act. The Bonds represent obligations of TVA payable solely from TVA’s Net Power Proceeds and are not obligations of, or guaranteed by, the United States of America.

The Act authorizes TVA to issue and sell Evidences of Indebtedness to assist in financing its power program and to refund such Evidences of Indebtedness. Evidences of Indebtedness issued pursuant to Section 2.2 of the Basic Resolution designated as Tennessee Valley Authority Power Bonds are herein referred to as “Power Bonds.” The aggregate amount of Evidences of Indebtedness at any one time outstanding is limited to U.S.$30 billion. As of December 31, 2024, TVA had approximately U.S.$19.8 billion and £400 million (£250 million issued in July 2001 and £150 million issued in June 2003) of Evidences of Indebtedness outstanding. At the time TVA issued the British pound sterling Evidences of Indebtedness, TVA entered into currency swap agreements to hedge against fluctuations in the U.S. dollar-British pound sterling currency exchange rate. For information with respect to TVA’s Power Bonds and the Basic Resolution, see “Certain Provisions of the Basic Resolution.”

The summaries herein of certain provisions of the Act, the Resolutions, and the Fiscal Agency Agreement may not contain all information that is important to investors and are qualified in their entirety by reference to all the provisions of the Act, the Resolutions, and the Fiscal Agency Agreement, copies of which may be obtained upon written request directed to Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1401, Attention: Treasury & Investor Relations, by sending an e-mail to investor@tva.com, or by calling toll-free 1-888-882-4975 in the United States.

The Bonds will be Power Bonds as defined above and will be payable as to both principal and interest solely from TVA’s Net Power Proceeds. The Bonds rank equally as to the application of Net Power Proceeds with all other Power Bonds and all other outstanding Evidences of Indebtedness. For a further discussion of the application of Net Power Proceeds, see “Certain Provisions of the Basic Resolution.”

There is no limit on other indebtedness or securities that may be issued by TVA and no financial or similar restrictions on TVA exist, except, in each case, as provided under the Act, the Basic Resolution, and the Supplemental Resolution. TVA issues its discount notes pursuant to Section 15d of the Act and in accordance with Section 2.5 of the Basic Resolution. TVA may also issue other indebtedness in addition to Power Bonds and discount notes. Other indebtedness is issued pursuant to Section 15d of the Act and under appropriate authorizing resolutions. See “Certain Provisions of the Basic Resolution.”

In accordance with Public Law No. 105-62, enacted in 1997, TVA is required, in the absence of sufficient appropriations, to fund nonpower programs and the nonpower portion of multiple-purpose facilities that constitute “essential stewardship activities” with revenues derived from one or more of various sources, including power program revenues, notwithstanding provisions of the Act and Resolutions to the contrary. Under the Supplemental Resolution, actions taken pursuant to Public Law No. 105-62 shall not be considered an event of default or breach under the Resolutions.

Possible Future Issuances

Additional Bonds may be issued in one or more future installments without the consent of Holders (as such term is defined under “Book-Entry System”) of the Bonds. The Supplemental Resolution provides that the aggregate principal amount of such future installments, together with all previously issued Bonds, may exceed the aggregate limit set forth in the Supplemental Resolution. Additional Bonds so issued shall be identical in all respects to the Bonds offered hereby (except for any appropriate related changes, including changes in the issue date, issue price and interest commencement date).

Payment of Principal and Interest

The Bonds will consist of U.S.$____________ aggregate principal amount of _.__% Tennessee Valley Authority Global Power Bonds 2025 Series A Due February 1, 2055 (the maturity date being hereinafter referred to as the “Maturity Date”). The Bonds will be issued in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof in book-entry form only through the U.S. Federal Reserve Banks as described below under “Book-Entry System.” Interest will be payable semiannually in arrears on August 1 and February 1 (each, an “Interest Payment Date”), commencing on August 1, 2025. Such interest payments will include any interest accrued from and including February __, 2025, or the preceding Interest Payment Date, as the case may be, to but excluding the relevant Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Bonds will be repaid at 100 percent of the principal amount thereof, together with the interest accrued and unpaid thereon, on the Maturity Date. The Bonds are not entitled to the benefit of any sinking fund. Payments of principal and interest on the Bonds will be made on the applicable payment dates to Holders of the Bonds that are Holders as of the close of business on the Business Day preceding such payment dates, by credit of the payment amount to the Holders’ accounts at the U.S. Federal Reserve Banks. The Holder and each other financial intermediary in the chain to the beneficial owner will have the responsibility of remitting payments for the accounts of their customers.

In any case in which an Interest Payment Date or the Maturity Date is not a Business Day, payment of principal or interest, as the case may be, by TVA to the Holders shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the Maturity Date. The term “Business Day” shall mean any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to be closed. There is no prescription period with respect to the Bonds.

Certain certification requirements are applicable to payments of interest on the Bonds and Strips. The Holder or other persons otherwise required to withhold tax may require the beneficial owner of a Bond or Strip, as a condition of payment of amounts due with respect to such Bond or Strip, to present on a timely basis an appropriate U.S. Internal Revenue Service Form W-9 or U.S. Internal Revenue Service Form W-8 or other appropriate form to enable such person to determine its duties and liabilities with respect to any taxes or other charges that may be required to be deducted or withheld under U.S. law or any reporting or other requirements thereunder. See “U.S. Tax Matters.” In the event that any withholding or other tax or information reporting requirements should be imposed by any jurisdiction, TVA has no obligation to pay additional interest or other amounts as a consequence thereof or to redeem the Bonds prior to their stated maturity.

Redemption

The Bonds will not be subject to redemption prior to maturity.

Book-Entry System

The Bonds will be issued and maintained in registered form and may be transferred only on the book-entry system of the U.S. Federal Reserve Banks in minimum principal amounts of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. The U.S. Federal Reserve Banks will maintain book-entry accounts with respect to the Bonds and will make payments, on behalf of TVA, of interest on and principal of the Bonds on the applicable payment dates by crediting Holders’ accounts at the U.S. Federal Reserve Banks. The Bonds will not be exchangeable for definitive securities.

Regulations governing the use of the book-entry system for the Bonds are contained in 18 C.F.R. Part 1314. These regulations and procedures relate primarily to the registration, transfer, exchange, and pledge of such obligations. The accounts of Holders on the U.S. Federal Reserve Banks book-entry system are governed by applicable operating circulars of the U.S. Federal Reserve Banks. The U.S. Federal Reserve Banks’ handling of the Bonds, and the rights, duties, and obligations with respect thereto, will be governed exclusively by the applicable operating circulars of the U.S. Federal Reserve Banks, the Fiscal Agency Agreement, TVA’s book-entry regulations, and such other federal book-entry regulations as may be applicable, notwithstanding any inconsistent procedures or requirements of any depository or organized exchange.

The Bonds may be held of record only by entities eligible to maintain book-entry accounts with the U.S. Federal Reserve Banks. Such entities whose names appear on the book-entry records of a U.S. Federal Reserve Bank as the entities for whose accounts the Bonds have been deposited are herein referred to as “Holders.” A Holder is not necessarily the beneficial owner of a Bond. Beneficial owners will ordinarily hold Bonds through one or more financial intermediaries, such as banks, brokerage firms, and securities clearing organizations. A Holder that is not the beneficial owner of a Bond, and each other financial intermediary in the chain to the beneficial owner, will have the responsibility of establishing and maintaining accounts for their respective customers. The rights of the beneficial owner of a Bond with respect to TVA and the U.S. Federal Reserve Banks may be exercised only through the Holder thereof. TVA and the U.S.

Federal Reserve Banks will have no direct obligation to a beneficial owner of a Bond that is not also the Holder of such Bond. The U.S. Federal Reserve Banks will act only upon the instructions of Holders in recording transfers of the Bonds. See “Clearance and Settlement” with respect to entities holding Bonds through the international clearance and settlement systems.

Stripping

On or after August 1, 2025, and prior to but not including the Maturity Date, at the request of a Holder, a Bond may be separated (“stripped”) into separate Interest Components and the Principal Component and maintained as such on the book-entry records of the U.S. Federal Reserve Banks. The components of each stripped Bond are the future interest payments (each an “Interest Component”) and the principal payment (the “Principal Component” and, together with the Interest Components, hereinafter collectively referred to as the “Strips,” “Components,” or “Interest and Principal Components”). Each Interest Component and the Principal Component will have a separate ISIN code and CUSIP number. See “Summary of Offering.”

In order for a U.S. Holder to have its Bonds stripped, such Holder must submit a request for separation to the Federal Reserve Bank of New York (the “FRBNY”) in accordance with the applicable requirements, if any, of the FRBNY. Requests from Euromarket participants or customers for separation must be directed through Euroclear or Clearstream, Luxembourg; accordingly, Euromarket participants and customers must comply with the relevant clearing system’s rules and procedures for requesting the separation of Bonds. Once a Bond is stripped, transactions in the Interest and Principal Components will be cleared and settled by Euromarket participants through the facilities of Euroclear and Clearstream, Luxembourg. See “Clearance and Settlement ─ The Clearing Systems.” Currently, the FRBNY does not charge a fee for stripping Bonds.

For a Bond to be stripped into separate Interest Components and the Principal Component as described above, the minimum principal amount of the Bond must be U.S.$_______ or an integral multiple thereof. This principal amount is the amount, based on the stated interest rate of the Bonds, that will produce a semiannual interest payment of U.S.$2,000 or integral multiples of U.S.$1,000 in excess thereof. Interest and Principal Components will be obligations of TVA payable solely from TVA’s Net Power Proceeds.

Once a Bond has been stripped into its Interest and Principal Components, the Interest and Principal Components may be maintained and transferred on the book-entry system of the U.S. Federal Reserve Banks in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. Payments on the Interest and Principal Components will be made on the applicable payment dates on the related Bonds by crediting Holders’ accounts at the FRBNY. At the request of a Holder and upon the Holder’s payment of a fee (currently the FRBNY’s fee applicable to on-line book-entry securities transfers), the FRBNY will restore (“reconstitute”) the unmatured Interest and Principal Components of a stripped Bond to their fully constituted form. Holders wishing to reconstitute the unmatured Interest and Principal Components of a stripped Bond to their fully constituted form must (i) produce all outstanding Interest and Principal Components for a Bond and (ii) comply with all applicable requirements of the FRBNY governing the stripping and reconstitution of securities. Only stripped Bonds with a minimum original principal amount of U.S.$________ or an integral multiple thereof may be reconstituted. Reconstitution requests from Euromarket participants must be directed through Euroclear or Clearstream, Luxembourg to the FRBNY; accordingly, Euromarket participants and customers must comply with the relevant clearing system’s rules and procedures for requesting the reconstitution of Bonds. See “Clearance and Settlement ─ The Clearing Systems.”

The selling prices of the Interest Components and the Principal Component could be at substantial discounts from their face amounts and, as a result, these Components may be subject to greater interest rate volatility than the fully constituted Bonds or other obligations bearing current interest. There also may be no or a less liquid secondary market for such Interest Components and the Principal Component as compared to the secondary market for the fully constituted Bonds.

Fiscal Agent

TVA has agreed, subject to applicable laws and regulations and the provisions of the Fiscal Agency Agreement, the Bonds, and the Resolutions, so long as the Bonds are outstanding, to maintain a Fiscal Agent. The Fiscal Agent will be the U.S. Federal Reserve Banks. TVA and the Fiscal Agent may amend, modify, or supplement, in any respect, or may terminate, substitute, or replace the Fiscal Agency Agreement without the consent of any Holder. In acting under the Fiscal Agency Agreement, the Fiscal Agent acts solely as a fiscal agent of TVA and does not assume any obligation or relationship of agency or trust for or with any Holder of the Bonds except as set forth in applicable operating circulars and letters of the U.S. Federal Reserve Banks. The address of the Fiscal Agent is set forth on the back cover page hereof.

Governing Law

The Fiscal Agency Agreement is, and the Bonds shall be, governed by and construed in accordance with the laws of the State of New York, except to the extent that U.S. federal law applies. Any litigation regarding the Fiscal Agency Agreement or the Bonds would have to be brought in a court with competent venue and jurisdiction.

Listing

Application will be made to list the Bonds on the NYSE. By making this application, TVA does not undertake any obligation to maintain the listing of the Bonds on the NYSE.

Notices

Notices and other communications will be given by transmission to a Holder through the communication system linking the U.S. Federal Reserve Banks. Notices will be deemed to have been sufficiently given or made, for all purposes, upon such transmission.

Copies of notices will also be posted on TVA’s website (www.tva.gov) and, to the extent required by the NYSE, be subject to a press release issued to one or more recognized financial news services.

Modification and Amendment

TVA may modify or amend any of the terms or provisions of the Bonds in accordance with the provisions for such modifications and amendments contained in the Basic Resolution. See “Certain Provisions of the Basic Resolution ─ Modifications of Resolutions and Outstanding Bonds.”

CERTAIN PROVISIONS OF THE BASIC RESOLUTION

The following summary of certain provisions of the Basic Resolution may not contain all information that is important to investors and is qualified in its entirety by reference to the full text of the Basic Resolution. Capitalized terms used but not defined below have the meanings specified in the Basic Resolution.

Application of Net Power Proceeds

    Section 2.3 of the Basic Resolution provides as follows:

Net Power Proceeds shall be applied, and the Corporation hereby specifically pledges them for application, first to payments due as interest on Bonds, on Bond Anticipation Obligations, and on any Evidences of Indebtedness issued pursuant to section 2.5 which rank on a parity with Bonds as to interest; to payments of the principal due on Bonds for the payment of which other provisions have not been made and on any Evidences of Indebtedness issued pursuant to section 2.5 which rank on a parity with Bonds as to principal and for the payment of which other provisions have not been made; and to meeting requirements of sinking funds or other analogous funds under any Supplemental Resolutions. The remaining Net Power Proceeds shall be used only for:

(a)    Required interest payments on any Evidences of Indebtedness issued pursuant to section 2.5 which do not rank on a parity with Bonds as to interest.

(b)    Required payments of or on account of principal of any Evidences of Indebtedness which do not rank on a parity with Bonds as to principal.

(c)    Minimum payments into the United States Treasury required by the Act in repayment of and as a return on the Appropriation Investment.

(d)    Investment in Power Assets, additional reductions of the Corporation’s capital obligations, and other lawful purposes related to the Power Program; provided, however, that payments into the United States Treasury in any fiscal year in reduction of the Appropriation Investment in addition to the minimum amounts required for such purpose by the Act may be made only if there is a net reduction during such year in the dollar amount of outstanding Evidences of Indebtedness issued for capital purposes, and only to such extent that the percentage of aggregate reduction in the Appropriation Investment during such year does not exceed the percentage of net reduction during the year in the dollar amount of outstanding Evidences of Indebtedness issued for capital purposes.

Section 2.5 of the Basic Resolution provides as follows:

To assist in financing its Power Program the Corporation may issue Evidences of Indebtedness other than Bonds and Bond Anticipation Obligations, which may be payable out of Net Power Proceeds subject to the provisions of section 2.3 hereof. Such other Evidences of Indebtedness may rank on a parity with but shall not rank ahead of the Bonds as to payments on account of the principal thereof or the interest thereon.

Rate Covenant

    Section 3.2 of the Basic Resolution provides as follows:

The Corporation shall fix, maintain, and collect rates for power sufficient to meet in each fiscal year the requirements of that portion of the present subsection (f) of section 15d of the Act which reads as follows:

The Corporation shall charge rates for power which will produce gross revenues sufficient to provide funds for operation, maintenance, and administration of its power system; payments to States and counties in lieu of taxes; debt service on outstanding bonds, including provision and maintenance of reserve funds and other funds established in connection therewith; payments to the Treasury as a return on the Appropriation Investment pursuant to subsection (e) hereof; payment to the Treasury of the repayment sums specified in subsection (e) hereof; and such additional margin as the TVA Board may consider desirable for investment in power system assets, retirement of outstanding bonds in advance of maturity, additional reduction of appropriation investment, and other purposes connected with the Corporation’s power business, having due regard for the primary objectives of the Act, including the objective that power shall be sold at rates as low as are feasible.

For purposes of this Resolution, “debt service on outstanding bonds,” as used in the above provision of the Act, shall mean for any fiscal year the sum of all amounts required to be (a) paid during such fiscal year as interest on Evidences of Indebtedness, (b) accumulated in such fiscal year in any sinking or other analogous fund provided for in connection with any Evidences of Indebtedness, and (c) paid in such fiscal year on account of the principal of any Evidences of Indebtedness for the payment of which funds will not be available from sinking or other analogous funds, from the proceeds of refunding issues, or from other sources; provided, however, that for purposes of clause (c) of this definition Bond Anticipation Obligations and renewals thereof shall be deemed to mature in the proportions and at the times provided for paying or setting aside funds for the payment of the principal of the authorized Bonds in anticipation of the issuance of which such Bond Anticipation Obligations were issued.

The rates for power fixed by the Corporation shall also be sufficient so that they would cover all requirements of the above-quoted provision of subsection (f) of section 15d of the Act if, in such requirements, there were substituted for “debt service on outstanding bonds” for any fiscal year the amount which if applied annually for 35 years would retire, with interest at the rates applicable thereto, the originally issued amounts of all series of Bonds and other Evidences of Indebtedness, any part of which was outstanding on October 1 of such year.

Rates set by the TVA Board are not subject to review or approval by any state or federal regulatory body. It is possible, however, that in the future the ability of the TVA Board to set rates as specified in the Act and the Basic Resolution could be adversely affected by legislative changes or by competitive pressures. See Part I, Item 1A, Risk Factors in the Annual Report.

Covenant for Protection of Bondholders’ Investment

Under the Act and Section 3.3 of the Basic Resolution, TVA must, in successive five-year periods, use an amount of Net Power Proceeds at least equal to the sum of (1) depreciation accruals and other charges representing the amortization of capital expenditures applicable to its power properties and (2) the net proceeds from any disposition of power facilities in such period for either (a) the reduction of its capital obligations (including Evidences of Indebtedness and the government’s Appropriation Investment) or (b) reinvestment in power assets. TVA met this test for the five-year period ended September 30, 2020, and must next meet this test for the five-year period ending September 30, 2025.

Modifications of Resolutions and Outstanding Bonds

The Basic Resolution provides for amendments to it, to any Supplemental Resolution, and to any outstanding Power Bonds. Generally, TVA may make amendments to the respective rights and obligations of TVA and the bondholders with the written consent of the holders of at least 66 2/3 percent in principal amount of the outstanding Power Bonds to which the amendment applies. However, TVA may not make changes in the maturity of the principal of any Power Bond or any interest installment thereon or reduction in the principal amount, redemption premium, or rate of interest with respect to any Power Bond, or in the above percentage for any such consent, without the consent of the holder of such Power Bond.

Additionally, TVA may amend the Basic Resolution or any Supplemental Resolution without the consent of the bondholders in order (1) to close the Basic Resolution against the issuance of additional Power Bonds or to restrict such issuance by imposing additional conditions or restrictions; (2) to add other covenants and agreements to be observed by TVA or to eliminate any right, power, or privilege conferred upon TVA by the Basic Resolution; (3) to modify any provisions to release TVA from any of its obligations, covenants, agreements, limitations, conditions, or restrictions, provided that such modification or release shall not become effective with respect to any Power Bonds issued prior to the adoption of such amendment; (4) to correct any defect, ambiguity, or inconsistency in, or to make provisions in regard to matters or questions arising under, the Basic Resolution or any Supplemental Resolution, so long as such amendments are not contrary to, or inconsistent with, the Basic Resolution or such Supplemental Resolution; or (5) to make any other modification or amendment which the TVA Board by resolution determines will not materially and adversely affect the interests of holders of the Power Bonds; provided, however, that no such amendatory resolution shall be deemed to waive or modify any restriction or obligation imposed by the Basic Resolution or any Supplemental Resolution upon TVA in respect of, or for the benefit of, any of the then outstanding Power Bonds.

Events of Default

Any of the following shall be deemed an “Event of Default” under the Basic Resolution: (1) default in the payment of the principal or redemption price of any Power Bond when due and payable at maturity, by call for redemption or otherwise; (2) default in the payment of any installment of interest on any Power Bond when due and payable for more than 30 days; or (3) failure of TVA to duly perform any other covenant, condition, or agreement contained in the Power Bonds or in the Basic Resolution or any Supplemental Resolution for 90 days after written notice specifying such failure has been given to TVA by the holders of at least five percent in aggregate principal amount of the then-outstanding Power Bonds.

Upon any such Event of Default, the holders of the Power Bonds may proceed to protect and enforce their respective rights, subject to the restrictions described below. The holders of at least five percent in aggregate principal amount of Power Bonds then outstanding shall, subject to certain restrictions, have the right and power to institute a proceeding (1) to enforce TVA’s covenants and agreements, (2) to enjoin any acts in violation of the rights of holders of Power Bonds, and (3) to protect and enforce the rights of holders of Power Bonds. Such holders have no right to bring any such action or proceeding against TVA unless they have given TVA written notice of an Event of Default and TVA has had a reasonable opportunity to take appropriate corrective action with respect thereto and has failed or refused to do so.

Power Bonds do not provide for acceleration upon an Event of Default.

Holders of a majority in aggregate principal amount of the outstanding Power Bonds have the right to direct the time, method, and place of conducting any proceeding for any remedy available and may waive any default and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Power Bonds.

CLEARANCE AND SETTLEMENT

The Clearing Systems

Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV, as the operator of the Euroclear System (“Euroclear”), each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Euroclear and Clearstream, Luxembourg are the principal Euromarket securities clearance and settlement organizations and provide various services, including safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depository and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

Initial Settlement

On initial issue, all Bonds will be issued and settled through the U.S. Federal Reserve Banks' book-entry system and held by Holders designated by the Managers. After initial issue, all Bonds will continue to be held by such Holders unless an investor arranges for the transfer of its Bonds to another Holder.

TVA understands that investors electing to hold their Bonds through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Bonds will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg holders on the business day following the settlement date against payment for value on the settlement date.

Secondary Market Trading

With respect to secondary market trading in the Bonds, TVA understands the following procedures will apply. Transactions in the Bonds will be cleared and settled by Euromarket participants through the facilities of Euroclear and Clearstream, Luxembourg. The Bonds may be held of record only by entities eligible to maintain book-entry accounts with the U.S. Federal Reserve Banks. Select entities will hold the Bonds in their book-entry accounts with the FRBNY, as the depositaries for Euroclear and Clearstream, Luxembourg. The identity of and certain information about the Euroclear or Clearstream, Luxembourg depositaries may be obtained by contacting Euroclear or Clearstream, Luxembourg. Transfers of the Bonds between Clearstream, Luxembourg customers or Euroclear participants and investors holding directly or indirectly through the U.S. Federal Reserve Banks book-entry system (“Fed Users”) will be effected through the book-entry accounts of such depositaries as Holders with the FRBNY, thereby increasing or decreasing their respective holdings of the Bonds on behalf of Euroclear or Clearstream, Luxembourg.

Transfers between Fed Users will occur in accordance with applicable book-entry regulations promulgated by the U.S. Department of the Treasury. Transfers between Clearstream, Luxembourg customers and Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds in accordance with their applicable rules and operating procedures.

Cross-market transfers between Fed Users, on the one hand, and persons holding Bonds directly or indirectly through Euroclear or Clearstream, Luxembourg, on the other, will be effected on behalf of the relevant international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant international clearing system by the system customer or participant in accordance with the system’s rules and procedures and within its established deadlines (European time). The relevant international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Bonds through its U.S. Federal Reserve account and making or receiving payment in accordance with normal procedures for immediately available funds settlement. Instructions of Clearstream, Luxembourg customers and Euroclear participants with respect to such transfers must be delivered to Euroclear or Clearstream, Luxembourg, as the case may be, and not to their U.S. depositaries.

Because of time-zone differences, credits of Bonds received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a Fed User will be made during the securities settlement processing for the business day following the U.S. Federal Reserve Banks book-entry system settlement date. Such securities credits will be reported to the relevant
Clearstream, Luxembourg customer or Euroclear participant on such following business day with the cash debt back-valued to, and the interest accruing from, the U.S. Federal Reserve Banks book-entry system settlement date. If, however, settlement is not completed on the intended value date (that is, if the trade fails), the trade would be valued as of the actual settlement date. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of Bonds by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Fed User will be received with value on the U.S. Federal Reserve Banks book-entry system settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement on the U.S. Federal Reserve Banks book-entry system.

From a Fed User’s standpoint, a cross-market transaction will settle no differently from a trade between two Fed Users.

Distributions of interest and principal with respect to the Bonds held through Euroclear or Clearstream, Luxembourg will be credited to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants on the same day (European time) as payment is made to Fed Users, subject to the relevant system’s rules and procedures, to the extent received and applied by its U.S. depositary. Such distributions will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations. See “U.S. Tax Matters.”

Although Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of the Bonds among Fed Users, Euroclear, and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of TVA, the Managers, or the Fiscal Agent will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants or customers or indirect participants or customers of their obligations under the rules and procedures governing their operations.

LEGALITY OF INVESTMENT IN THE UNITED STATES

Each person or entity is advised to consult with its own counsel with respect to the legality of investment in the Bonds or in any stripped Interest Components and the Principal Component thereof (see "Description of Bonds — Stripping"), which could be subject to restrictions or requirements with respect to the legality of investment that do not apply to Power Bonds held in their fully constituted form. Generally the following describes the legality of investment in the United States in Power Bonds in their fully constituted form.

•Power Bonds are lawful investments and may be accepted as security for all fiduciary, trust, and public funds, the investment or deposit of which shall be under the authority or control of any officer or agency of the United States of America. 16 U.S.C. § 831n-4(d).

•Power Bonds are acceptable as collateral for U.S. Treasury tax and loan accounts pursuant to 31 C.F.R. § 203.21(d) and 31 C.F.R. § 380.3.

•U.S. national banks may deal in, underwrite, and purchase Power Bonds for their own accounts in an amount not to exceed 10 percent of unimpaired capital and surplus. 12 U.S.C. § 24, seventh paragraph.

•U.S. Federal Reserve Banks may accept Power Bonds as eligible collateral for advances to member banks. 12 U.S.C. § 347 and 12 C.F.R. § 201.108(b)(13).

•U.S. federal savings associations and U.S. federal savings banks may, to the extent specified in applicable regulations, invest in Power Bonds without regard to limitations generally applicable to investments. 12 U.S.C. § 1464(c)(1)(F).

•Power Bonds are eligible as collateral for advances by U.S. Federal Home Loan Banks to members for which Power Bonds are legal investments. 12 U.S.C. § 1430(a) and 12 C.F.R. § 1266.7(a)(2).

•U.S. federal credit unions may purchase Power Bonds, subject to applicable regulations. 12 U.S.C. § 1757(7)(E) and 12 C.F.R. Part 703.

•Power Bonds are “obligations of a corporation which is an instrumentality of the United States” within the meaning of Section 7701(a)(19)(C)(ii) of the Internal Revenue Code of 1986, as amended (the “Code”) for purposes of the 60 percent of assets limitation applicable to U.S. building and loan associations.

U.S. TAX MATTERS

U.S. Tax Considerations Applicable to Bonds

The following summary of certain U.S. federal income and estate tax and certain limited state and local tax consequences (where specifically noted) of the purchase, ownership, and disposition of the Bonds has been prepared by Orrick, Herrington & Sutcliffe LLP, as special U.S. tax counsel to TVA, and is based upon laws, regulations, rulings, and decisions, which are subject to change at any time, possibly with retroactive effect. The discussion in this subsection does not address the tax consequences associated with stripping a Bond into separate Interest Components and the Principal Component or of the purchase, ownership, or disposition of an Interest or Principal Component. For a discussion of such tax matters, see “–U.S. Tax Considerations Applicable to Strips.” The discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular investor in light of its personal investment circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (for example, brokers, security dealers, traders in securities that elect to mark to market, banks, certain U.S. expatriates, life insurance companies, tax-exempt organizations, grantor trusts, S corporations, certain accrual method taxpayers that are required to prepare certified financial statements or file financial statements with certain regulatory or governmental agencies, and, with limited exceptions, foreign investors), and generally does not address state and local taxation. Further, the discussion is limited to persons who will hold the Bonds as capital assets and does not deal with U.S. federal income tax consequences applicable to persons who will hold the Bonds in the ordinary course or as an integral part of their trade or business, or as part of a hedging, straddle, integrated, or conversion transaction or persons whose functional currency is not the U.S. dollar. Furthermore, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a Bond holder. Each prospective owner of a Bond is urged to consult with its own tax advisor with respect to the U.S. federal, state, and local tax consequences associated with the purchase, ownership, and disposition of a Bond, as well as the tax consequences arising under the laws of any other taxing jurisdiction, and may not construe the following discussion as legal advice. In this regard, it should be noted that the Bonds are not subject to redemption prior to their stated maturity by reason of the imposition of withholding or other tax or information reporting requirement by any jurisdiction, and TVA has no obligation to pay additional interest or other amounts if any withholding or other tax is imposed on payments on the Bonds (including, but not limited to, any withholding tax that may be imposed as a result of a failure to provide an applicable U.S. Internal Revenue Service form).

For purposes of this subsection (“U.S. Tax Considerations Applicable to Bonds”), “U.S. Person” means a citizen or resident of the United States, a corporation organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust (i) that has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes or (ii) if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. The term “U.S. beneficial owner” means a U.S. Person that is a beneficial owner of a Bond. If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Bonds, the U.S. federal income tax treatment of a partner or such partnership generally will depend on the status of the partner as a U.S. Person or non-U.S. Person and the tax treatment of the partnership. Partners of partnerships that hold Bonds and such partnerships should consult their own tax advisors regarding the tax consequences applicable to their indirect ownership of the Bonds and their status as U.S. beneficial owners or non-U.S. beneficial owners.

U.S. Beneficial Owners

A U.S. beneficial owner is subject to U.S. federal income taxation on income on a Bond. The Act, however, provides that bonds issued by TVA are “exempt both as to principal and interest from all taxation now or hereafter imposed by any State or local taxing authority except estate, inheritance and gift taxes.” This exemption might not extend to franchise or other nonproperty taxes in lieu thereof imposed on corporations or to gain or loss realized upon the sale or exchange of a Bond, notwithstanding that such gain might in some cases be treated as interest income for U.S. federal income tax purposes.

The Bonds are expected to be issued with no more than a de minimis amount of original issue discount (“OID”). Accordingly, interest on a Bond will be taxable to a U.S. beneficial owner as ordinary income at the time that it is received or accrued, depending upon the U.S. beneficial owner’s method of accounting for U.S. federal income tax purposes. The Bonds are not exempt from U.S. federal income, estate, or gift tax. A portion of the price paid for a Bond may be allocable to interest that “accrued” prior to the date the Bond is purchased that has not been paid (“Accrued Interest”). TVA will treat the amount of such Accrued Interest as reducing the “issue price” of the Bonds. Accordingly, on the first interest payment date after the date of purchase, U.S. beneficial owners of Bonds must treat the portion of the interest received equivalent to any Accrued Interest as a return of the Accrued Interest, and not as a payment of interest on the Bonds.

For U.S. federal income tax purposes, upon a sale, exchange, or other taxable disposition of a Bond, a U.S. beneficial owner generally will recognize capital gain or loss (except to the extent of accrued and unpaid interest, and subject to the exception for certain Bonds acquired at a market discount, as discussed in the following paragraph) in an amount equal to the difference between the amount realized on the sale, exchange, or other taxable disposition (not including any amounts attributable to accrued and unpaid interest, which will generally be taxable as ordinary income to the extent not previously included in income) and the U.S. beneficial owner’s adjusted basis on the Bond for U.S. federal income tax purposes.

If, after its initial offering, a U.S. beneficial owner purchases a Bond for less than its stated redemption price at maturity, in general, that difference will be market discount (unless the discount is less than ¼ of 1 percent of the stated redemption price at maturity of the Bond multiplied by the number of complete years remaining to maturity). In general, under the market discount rules, unless the U.S. beneficial owner elects to include market discount in income currently, any gain on a disposition of a market discount Bond will be ordinary income to the extent of accrued market discount, and deductions for some or all of the interest on any indebtedness incurred or continued to purchase or carry the Bond may be deferred until the disposition of the Bond. Generally, any election to include market discount in income currently applies to all debt instruments acquired by the electing U.S. beneficial owner during or after the first taxable year to which the election applies and is irrevocable without the consent of the U.S. Internal Revenue Service. A U.S. beneficial owner should consult a tax advisor before making the election.

A U.S. beneficial owner who purchases a Bond after its initial offering for an amount greater than the amount payable at maturity of the Bond may elect to treat the excess as amortizable bond premium. In the case of a U.S. beneficial owner that makes an election to amortize bond premium or has previously made an election that remains in effect, amortizable bond premium on the Bond generally will be treated as a reduction of the interest income on a Bond on a constant-yield basis (except to the extent regulations may provide otherwise) over the term of the Bond. The basis of a debt obligation purchased at a premium is reduced by the amount of amortized bond premium. An election to amortize bond premium generally applies to all debt instruments (other than tax-exempt obligations) held by the electing U.S. beneficial owner on the first day of the first taxable year to which the election applies or thereafter acquired by such owner, and is irrevocable without the consent of the U.S. Internal Revenue Service. A U.S. beneficial owner should consult a tax advisor before making the election.

A U.S. beneficial owner may elect to include in gross income all interest that accrues on a debt instrument using a constant-yield method described below under the heading “–U.S. Tax Considerations Applicable to Strips.” For purposes of this election, interest includes stated interest, OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If this election is made with respect to a debt instrument with amortizable bond premium, the electing U.S. beneficial owner will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing U.S. beneficial owner as of the beginning of the taxable year in which the debt instrument with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the U.S. Internal Revenue Service. If this election is made with respect to a debt instrument with market discount, the electing U.S. beneficial owner will be deemed to have elected to include market discount in income currently (as discussed above) with respect to all debt instruments acquired by the electing U.S. beneficial owner during or after the first taxable year to which the election applies, which election may not be revoked without the consent of the U.S. Internal Revenue Service.

Certain non-corporate U.S. beneficial owners of Bonds will be subject to a 3.8 percent tax on the lesser of (1) the U.S. beneficial owner’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and certain trusts) for the relevant taxable year and (2) the excess of the U.S. beneficial owner’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and certain trusts) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. beneficial owner’s calculation of net investment income generally will include its interest income on the Bonds and its net gains from the disposition of the Bonds, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. beneficial owner that is an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in the Bonds.

Non-U.S. Beneficial Owners

Generally, subject to the discussions below in this subsection (“U.S. Tax Considerations Applicable to Bonds”) under “– Backup Withholding” and “– FATCA,” a Bond holder that is not a U.S. Person (other than a Bond holder that is a partnership for U.S. federal income tax purposes) and that has no connection with the United States other than holding the Bond (a “non-U.S. beneficial owner”) will not be subject to U.S. federal withholding tax on interest paid by TVA on a Bond provided that the last U.S. Person in the chain of payment prior to payment to the non-U.S. beneficial owner has received in the year in which the payment occurs, or in either of the two preceding years, a statement that (i) is signed by the beneficial owner under penalties of perjury, (ii) certifies that such owner is not a U.S. beneficial owner, and (iii) provides the name and address of the beneficial owner. The statement may be made on a U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E, or, in the case of certain non-U.S. beneficial owners, Form W-8EXP (collectively, “Form W-8”) or other appropriate form, and the beneficial owner must inform the withholding agent of any change in the information on the statement within 30 days of such change. In certain circumstances, the above-described certification can be provided by a securities clearing organization or by certain other financial institutions and qualified intermediaries provided that the non-U.S. beneficial owner of the Bond has provided such entity with the appropriate certification or documentation establishing its foreign status. Additionally, in the case of Bonds held by a foreign partnership (a) the certification described above must be provided by the partners rather than by the foreign partnership and (b) the partnership must provide certain information.

Generally, any amount which constitutes capital gain to a non-U.S. beneficial owner upon retirement or disposition of a Bond will not be subject to U.S. federal income taxation. Certain exceptions may be applicable and individual non-U.S. beneficial owners are particularly urged to consult a tax advisor. Generally, the Bonds will not be includible in the U.S. federal estate of a non-U.S. beneficial owner.

Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of the Bonds to beneficial owners who are not exempt recipients and who fail to provide certain identifying information (such as the beneficial owner’s U.S. taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients. Payments made in respect of the Bonds to a U.S. beneficial owner must be reported to the U.S. Internal Revenue Service, unless such U.S. beneficial owner is an exempt recipient or establishes an exemption. Compliance with the identification procedures (described in the preceding section) would generally establish an exemption from backup withholding for those non-U.S. beneficial owners who are not exempt recipients.

In addition, upon the sale of a Bond to (or through) a broker, the broker must withhold a percentage of the gross sales proceeds, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. beneficial owner, certifies that such seller is a non-U.S. beneficial owner (and certain other conditions are met). Such a sale must also be reported by the broker to the U.S. Internal Revenue Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the beneficial owner’s non-U.S. status usually would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. The term “broker” generally includes all persons who, in the ordinary course of a trade or business, stand ready to effect sales made by others, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker, as well as to a foreign office of a foreign broker if the broker is (i) a controlled foreign corporation within the meaning of Section 957(a) of the Code, (ii) a foreign person 50 percent or more of whose gross income from all sources for the 3-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States, or (iii) a foreign partnership if it is engaged in a trade or business in the United States or if 50 percent or more of its income or capital interests are held by U.S. Persons.

Generally, any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or credit against such beneficial owner’s U.S. federal income tax.

FATCA

Sections 1471 through 1474 of the Code ("FATCA") impose a 30 percent withholding tax on certain types of payments made to foreign financial institutions, unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned entities, annually report certain information about such accounts, and withhold 30 percent on payments to account holders whose actions prevent it from complying with these and other reporting requirements, or unless the foreign financial institution is otherwise exempt from those requirements. In addition, FATCA imposes a 30 percent withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or the entity furnishes identifying information regarding each substantial U.S. owner. Failure to comply with the additional certification, information reporting, and other specified requirements imposed under FATCA could result in the 30 percent withholding tax being imposed on payments of U.S. source interest (including OID). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Withholding under FATCA currently applies to payments of U.S. source interest (including OID). Additionally, pursuant to current guidance, withholding under FATCA generally will apply to certain “pass-thru” payments no earlier than the date that is two years after the publication of final U.S. Treasury Regulations defining the term “foreign pass-thru payments.” An intergovernmental agreement between the United States and the applicable foreign country, or future U.S. Treasury Regulations or other guidance may modify these requirements. In many cases, non-U.S. beneficial owners may be able to indicate their exemption from, or compliance with, FATCA by providing a properly executed and applicable U.S. Internal Revenue Service Form W-8 or U.S. Internal Revenue Service Form W-8ECI, as applicable, to the applicable withholding agent certifying as to such status under FATCA; however, it is possible that additional information and diligence requirements will apply in order for a holder to establish an exemption from withholding under FATCA to the applicable withholding agent. Prospective investors should nonetheless consult their own tax advisors regarding FATCA and its effect on them.

U.S. Tax Considerations Applicable to Strips

The following discussion of certain U.S. federal income and estate tax and certain limited state and local tax consequences (where specifically noted) of the purchase, ownership, and disposition of Strips has been prepared by Orrick, Herrington & Sutcliffe LLP, as special U.S. tax counsel to TVA, and is based upon laws, regulations, rulings, and decisions, which are subject to change at any time, possibly with retroactive effect. The discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular investor in light of its personal investment circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (for example, brokers, security dealers, traders in securities that elect to mark to market, banks, certain U.S. expatriates, life insurance companies, tax-exempt organizations, grantor trusts, S corporations, certain accrual method taxpayers that are required to prepare certified financial statements or file financial statements with certain regulatory or governmental agencies, and, with limited exceptions, foreign investors), and generally does not address state and local taxation. Further, the discussion is limited to persons who will hold the Strips as capital assets, and does not deal with U.S. federal income tax consequences applicable to persons who will hold the Strips in the ordinary course or as an integral part of their trade or business, or as part of a hedging, straddle, integrated, or conversion transaction, or persons whose functional currency is not the U.S. dollar. Furthermore, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of a Strip. Each prospective owner of a Strip is urged to consult with its own tax advisor with respect to the U.S. federal, state, and local tax consequences associated with the purchase, ownership, and disposition of a Strip, as well as tax consequences arising under the laws of any other taxing jurisdiction, and may not construe the following discussion as legal advice. In this regard, it should be noted that the Strips are not subject to redemption prior to their stated maturity by reason of the imposition of withholding or other tax or information reporting requirements by any jurisdiction, and TVA has no obligation to pay additional interest or other amounts if any withholding or other tax is imposed on payments on the Strips (including but not limited to any withholding tax that may be imposed as a result of a failure to provide an applicable U.S. Internal Revenue Service form).

For purposes of this subsection (“U.S. Tax Considerations Applicable to Strips”), “U.S. Person” means a citizen or resident of the United States, a corporation organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust (i) that has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes or (ii) if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. The term “U.S. beneficial owner” means a U.S. Person that is a beneficial owner of a Strip. If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Strips, the U.S. federal income tax treatment of a partner or such partnership generally will depend on the status of the partner as a U.S. Person or non-U.S. Person and the tax treatment of the partnership. Partners of partnerships that hold Strips and such partnerships should consult their own tax advisors regarding the tax consequences applicable to their indirect ownership of the Strips and their status as U.S. beneficial owners or non-U.S. beneficial owners.

U.S. Beneficial Owners

A U.S. beneficial owner is subject to U.S. federal income taxation on the income of a Strip, and there is no special exemption from U.S. federal income, estate, or gift tax with respect to Strips. The Act provides that bonds issued by TVA are “exempt both as to principal and interest from all taxation now or hereafter imposed by any State or local taxing authority except estate, inheritance and gift taxes.” This exemption might not extend to franchise or other non-property taxes in lieu thereof imposed on corporations or to gain or loss realized upon the sale or exchange of a Strip, notwithstanding that such gain might in some cases be treated as interest income for U.S. federal income tax purposes. It is unclear whether this exemption applies at all to the income on a Strip (including OID). If all of the income on a Strip were to be exempt from state and local taxation, the amount of income exempted from such taxation could be in excess of the amount that would have been exempted had the Bonds not been separated into separate Interest Components and the Principal Component. It is unclear whether or not this was intended by the Act. Therefore, while it is anticipated that the income includible by a U.S. beneficial owner with respect to a Strip should qualify for the exemption provided in the Act at least to the extent of the rate of interest payable on the Bonds, there is no controlling precedential authority on point and, therefore, each owner of a Strip is urged to consult its own tax advisor as to whether or not the income of a Strip qualifies in whole or in part for the exemption provided in the Act.

A U.S. beneficial owner that elects to strip a Bond into separate Interest Components and the Principal Component and dispose of one or more of such Components will be required to include in income all interest and market discount accrued on the Bond to the date of disposition (to the extent that such income has not previously been included in income), and the U.S. beneficial owner’s basis in the Bond will be increased, immediately prior to the disposition of one of the Strips, by the amount so included in income. Upon the disposition of a Strip, the U.S. beneficial owner will be required to recognize gain or loss equal to the difference between the amount realized on the disposition of the Strip and the U.S. beneficial owner’s basis in the Strip immediately prior to the disposition of the Strip. For purposes of determining that basis, the U.S. beneficial owner will be required to allocate its tax basis in the Bond immediately prior to the sale (as adjusted in the manner detailed above) between the Interest and Principal Components based on their respective fair market values on the date of the sale.

A U.S. beneficial owner of a Strip will accrue income on the Strip in accordance with the OID rules set forth in the U.S. Internal Revenue Code of 1986, as amended. In this regard, the application of the OID rules to the Strips is subject to significant uncertainty, and therefore purchasers of the Strips are urged to consult with their own tax advisors. Generally, however, it is anticipated that each U.S. beneficial owner of a Strip will be required to include in income, as OID, the difference between (1) the stated redemption price at maturity of the Interest Component or Principal Component owned by such person (which generally would include all payments to be made on the Interest Component or Principal Component, as applicable, subsequent to the date that the strip was effected or, if later, the date of the U.S. beneficial owner’s purchase of the Component) and (2) the U.S. beneficial owner’s purchase price for the Component (or, in the case of a person who effects a strip and disposes of one or more of the Components, the portion of the person’s basis in the Bond which is allocable to the retained Components, as determined pursuant to the rules set forth in the preceding paragraph).

The amount of OID on a Strip (determined as set forth above) will be includible on a constant-yield basis in the income of a U.S. beneficial owner of a Strip over the life of the Strip (excluding, with respect to certain U.S. beneficial owners, Strips having a maturity of one year or less from the date of purchase, which Strips would be subject to special OID rules which are discussed below), even in years in which the owner of the Strip does not receive any actual payment. The amount of OID that must be included in income each year by the U.S. beneficial owner of a Strip will be equal to the sum of the daily portions of the OID that accrued during each day of the year during which the U.S. beneficial owner owned the Strip. The daily portions will be determined by allocating to each day of the accrual period, as defined below, a pro rata portion of an amount equal to the adjusted issue price of the Strip at the beginning of the accrual period, also as defined below, multiplied by the yield to maturity of the Strip, determined by compounding at the close of each accrual period and properly adjusted for the length of the accrual period. For purposes of these calculations, (i) the accrual periods will, generally, be of any length and may vary in length over the term of the Strip, provided that each accrual period is no longer than a year and that each scheduled payment of principal and interest occurs either on the final day of an accrual period or on the first day of an accrual period, and (ii) the adjusted issue price of a Strip will be the U.S. beneficial owner’s purchase price for the Strip (or, in the case of a person who effects a strip and disposes of one or more of the Components, the portion of the person’s basis in the Bond which is allocable to the retained Components, as determined pursuant to the rules set forth above), increased by the OID accrued by the U.S. beneficial owner in previous accrual periods and decreased by any payments received by the U.S. beneficial owner in prior accrual periods. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between (x) the amount payable at the maturity of the Strip and (y) the Strip’s adjusted issue price as of the beginning of the final accrual period. The foregoing rules generally will be applied to each Strip acquired separately. In certain circumstances, Strips acquired (or retained by the person stripping a Bond) may be treated as a single instrument for tax purposes.

In general, a cash basis U.S. beneficial owner who purchases a Strip the payment with respect to which is due not later than one year from the date of issuance (“short-term Strips”) is not required to accrue OID (as determined under the special rule described below for the purposes of this paragraph) for U.S. federal income tax purposes unless it elects to do so. Accrual basis U.S. beneficial owners and certain other U.S. beneficial owners (including certain pass-through entities and electing cash basis U.S. beneficial owners) who purchase a short-term Strip and any U.S. beneficial owners who strip a Bond into separate Interest Components and the Principal Component and who retain one or more such Components are required to accrue OID on short-term Strips on either a straight-line basis or under the constant-yield method (based on daily compounding), at the election of the U.S. beneficial owner. In the case of a U.S. beneficial owner not required and not electing to include OID on a short-term Strip in income currently, any gain realized on the sale or retirement of the short-term Strip will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. U.S. beneficial owners who are not required and who do not elect to accrue OID on short-term Strips will be required to defer deductions for interest on borrowings allocable to short-term Strips in an amount not exceeding the deferred income until the deferred income is realized.

Upon the sale or exchange of a Strip (or a Component thereof), a U.S. beneficial owner generally will recognize capital gain or loss (except to the extent of accrued and unpaid interest, and subject to the exception applicable to certain short-term Strips, as discussed in the preceding paragraph) in an amount equal to the difference between the amount realized on the sale or exchange and the U.S. beneficial owner’s adjusted tax basis in the Strip (or Component thereof). A U.S. beneficial owner’s adjusted tax basis in a Strip (or Component thereof) generally will be its cost (or, in the case of a person who effects a strip and disposes of one or more of the Components, the portion of the person’s basis in the Bond which is allocable to the disposed Components, as determined pursuant to the rules set forth above), increased by the amount of the OID included in the U.S. beneficial owner’s income with respect to the Strip (or Component thereof).

Certain non-corporate U.S. beneficial owners of Strips will be subject to a 3.8 percent tax on the lesser of (1) the U.S. beneficial owner’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and certain trusts) for the relevant taxable year and (2) the excess of the U.S. beneficial owner’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and certain trusts) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. beneficial owner’s calculation of net investment income generally will include its interest income (including OID) on the Strip and its net gains from the disposition of the Strip, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. beneficial owner that is an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in the Strips.

Recombinations

The OID rules are also unclear as to the treatment of a U.S. beneficial owner who acquires a Principal Component and all the associated Interest Components; it is believed, however, that such a person would not treat the Components as a Bond, but would instead recognize income on each of the Components in the manner detailed above. However, if such a person requests the FRBNY to reconstitute the Components into a Bond and that Bond is then sold to another person, it is anticipated that the new purchaser would be treated as having acquired a Bond (rather than Interest and Principal Components) with the result that the rules set forth above, under “U.S. Tax Considerations Applicable to Bonds,” would apply. Each purchaser of a Strip is urged to consult its own tax advisor as to this issue.

Non-U.S. Beneficial Owners

Subject to the discussion set forth below in this subsection (“U.S. Tax Considerations Applicable to Strips”) under “– Backup Withholding” and “– FATCA,” a holder of a Strip that is not a U.S. Person (other than a holder of a Strip that is a partnership for U.S. federal income tax purposes) and that has no connection with the United States other than holding the Strip (a “non-U.S. beneficial owner”) will not be subject to U.S. federal withholding tax on TVA’s payment of income on a Strip provided that the last U.S. Person in the chain of payment prior to payment to the non-U.S. beneficial owner has received in the year in which the payment occurs, or in either of the two preceding years, a statement that (i) is signed by the beneficial owner under penalties of perjury, (ii) certifies that such owner is a non-U.S. beneficial owner, and (iii) provides the name and address of the beneficial owner. The statement may be made on a U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E, or, in the case of certain non-U.S. beneficial owners, Form W-8EXP (collectively, “Form W-8”) or other appropriate form, and the beneficial owner must inform the withholding agent of any change in the information on the statement within 30 days of such change. In certain circumstances, the above-described certification can be provided by a securities clearing organization or by certain other financial institutions and qualified intermediaries provided that the non-U.S. beneficial owner of the Strip has provided such entity with the appropriate certification or documentation establishing its foreign status. Additionally, in the case of Strips held by a foreign partnership, (a) the certification described above must be provided by the partners rather than by the foreign partnership and (b) the partnership must provide certain information.

Generally, any amount which constitutes capital gain to a non-U.S. beneficial owner upon retirement or disposition of a Strip generally will not be subject to U.S. federal income taxation. Certain exceptions may be applicable and individual non-U.S. beneficial owners are particularly urged to consult their own tax advisors.

Generally, the Strips will not be includible in the U.S. federal estate of a non-U.S. beneficial owner.

Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of the Strips to beneficial owners who are not exempt recipients and who fail to provide certain identifying information (such as the beneficial owner’s U.S. taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients. Payments made in respect of the Strips to a U.S. beneficial owner must be reported to the U.S. Internal Revenue Service, unless such U.S. beneficial owner is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would generally establish an exemption from backup withholding for those non-U.S. beneficial owners who are not exempt recipients.

In addition, upon the sale of a Strip to (or through) a broker, the broker must withhold a percentage of the gross sales proceeds, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. beneficial owner, certifies that such seller is a non-U.S. beneficial owner (and certain other conditions are met). Such a sale must also be reported by the broker to the U.S. Internal Revenue Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the beneficial owner’s non-U.S. status usually would be made on a Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. The term “broker” generally includes all persons who, in the ordinary course of a trade or business, stand ready to effect sales made by others, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker, as well as to a foreign office of a foreign broker if the broker is (i) a controlled foreign corporation within the meaning of Section 957(a) of the Internal Revenue Code, (ii) a foreign person 50 percent or more of whose gross income from all sources for the 3-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States, or (iii) a foreign partnership if it is engaged in a trade or business in the United States or if 50 percent or more of its income or capital interests are held by U.S. Persons.

Generally, any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax.

FATCA

FATCA imposes a 30 percent withholding tax on certain types of payments made to foreign financial institutions, unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned entities, annually report certain information about such accounts, and withhold 30 percent on payments to account holders whose actions prevent it from complying with these and other reporting requirements, or unless the foreign financial institution is otherwise exempt from those requirements. In addition, FATCA imposes a 30 percent withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or the entity furnishes identifying information regarding each substantial U.S. owner. Failure to comply with the additional certification, information reporting, and other specified requirements imposed under FATCA could result in the 30 percent withholding tax being imposed on payments of U.S. source interest (including OID). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Withholding under FATCA currently applies to payments of U.S. source interest (including OID). Additionally, pursuant to current guidance, withholding under FATCA generally will apply to certain “pass-thru” payments no earlier than the date that is two years after the publication of final U.S. Treasury Regulations defining the term “foreign pass-thru payments.” An intergovernmental agreement between the United States and the applicable foreign country, or future U.S. Treasury Regulations or other guidance, may modify these requirements. In many cases, non-U.S. beneficial owners may be able to indicate their exemption from, or compliance with, FATCA by providing a properly executed and applicable U.S. Internal Revenue Service Form W-8 or U.S. Internal Revenue Service Form W-8ECI, as applicable to the applicable withholding agent certifying as to such status under FATCA; however, it is possible that additional information and diligence requirements will apply in order for a holder to establish an exemption from withholding under FATCA to the applicable withholding agent. Prospective investors should nonetheless consult their own tax advisors regarding FATCA and its effect on them.

SUBSCRIPTION AND SELLING

Subject to the terms and conditions set forth in the Subscription Agreement dated February __, 2025 (the “Subscription Agreement”) relating to the Bonds, TVA has agreed to sell to each of the Managers named below (the “Managers”), and each of the Managers has, severally and not jointly, agreed to purchase, the principal amount of Bonds set forth opposite its name below:

Manager                                     Principal Amount
Morgan Stanley & Co. LLC
Barclays Capital Inc.
BofA Securities, Inc.
J.P. Morgan Securities LLC U.S.$

The Subscription Agreement provides that the obligations of the Managers are subject to certain conditions precedent and that the Managers will be obligated to purchase all of the Bonds if any are purchased.

The Managers have advised TVA that they propose to offer all or part of the Bonds directly to the public initially at the offering price set forth on the cover page of this Offering Circular and may offer the Bonds to dealers at such price less a concession not in excess of 0.__% of the principal amount of the Bonds. The Managers may allow and such dealers may re-allow discounts not in excess of 0.___% of the principal amount of the Bonds to certain other dealers. After the initial offering, the public offering price and concession may be changed.

Certain of the Managers may engage in transactions that stabilize, maintain, or otherwise affect the price of the Bonds. Specifically, the Managers may overallot in connection with the offering, creating a short position in the Bonds for their own accounts. In addition, to cover overallotments or to stabilize the price of the Bonds, the Managers may bid for, and purchase, the Bonds in the open market and may impose penalty bids. Such transactions may be effected in the over-the-counter market or otherwise and may include short sales and purchases to cover positions created by short sales. Any of these activities may stabilize, maintain, or otherwise affect the market price of the Bonds. The Managers are not required to engage in these activities and may end any of the activities at any time, without notice.

European Economic Area

Pursuant to the Subscription Agreement, each Manager represents, warrants, and agrees to and with TVA that such Manager has not offered, sold, or otherwise made available and will not offer, sell, or otherwise make available any Bonds to any retail investor in the European Economic Area (the “EEA”).

For the purposes of this provision:
(a)the expression “retail investor” means a person who is one (or more) of:
(i)a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);
(ii)a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); and
(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Bonds.
The Bonds are not intended to be offered, sold, or otherwise made available to any retail investor in the EEA. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPS Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPS Regulation.

United Kingdom

In relation to the United Kingdom of Great Britain and Northern Ireland (the “UK”), pursuant to the Subscription Agreement, each Manager represents, warrants, and agrees to and with TVA that such Manager has not offered, sold, or otherwise made available and will not offer, sell, or otherwise make available any Bonds to any retail investor in the UK.

For the purposes of this provision:
(a)the expression retail investor means a person who is one (or more) of the following:
(i)a retail client as defined in point (8) of Article 2(1) of Commission Delegated Regulation (EU) 2017/565 as it forms part of English law by virtue of the European Union (Withdrawal) Act 2018 (as amended by the European (Withdrawal Agreement) Act 2020), as amended, varied, superseded, or substituted from time to time (the “EUWA”);
(ii)a customer within the meaning of the Financial Services and Markets Act 2000 (as amended) (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of English law by virtue of the EUWA; or

(iii)not a qualified investor as defined in Article 2(e) of the EU Prospectus Regulation as it forms part of English law by virtue of the EUWA (the “UK Prospectus Regulation”); and

(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Bonds.
Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Canada

The Bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Offering Circular (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Managers are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The contents of this Offering Circular have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to this issuance. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

The Bonds have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("SFO") and any rules made thereunder, or (ii) in other circumstances which do not result in this Offering Circular being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("C(WUMP)O"), or which do not constitute an offer or invitation to the public within the meaning of the C(WUMP)O, and no advertisement, invitation, or document relating to the Bonds may be issued or distributed or may be in the possession of any person for the purpose of issue (in each case whether in Hong

Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Singapore

This Offering Circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Offering Circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Bonds may not be circulated or distributed, nor may the Bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.
Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
People’s Republic of China

This Offering Circular has not been and will not be circulated or distributed in the People's Republic of China (for such purposes, not including Hong Kong, Macau, or Taiwan, the "PRC"), and the Bonds are not being offered or sold and may not be offered or sold, directly or indirectly, in the PRC, except as permitted by the applicable laws of the PRC.
Japan

The Bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”), and each Manager has represented and agreed that it has not offered or sold and will not offer or sell any Bond, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations, and ministerial guidelines of Japan.

The primary offering of the Bonds and the solicitation of an offer for acquisition thereof have not been and will not be registered under Paragraph 1, Article 4 of the FIEA. As it is a primary offering, in Japan, the Bonds may only be offered, sold, resold, or otherwise transferred, directly or indirectly to, or for the benefit of, a qualified institutional investor (“QII”) defined in Article 10 of the Cabinet Ordinance Concerning Definitions under Article 2 of the FIEA (Ordinance No. 14 of 1993, as amended). A person who purchased or otherwise obtained the Bonds cannot resell or otherwise transfer the Bonds in Japan to any person except another QII.

General
Purchasers of Bonds or Strips may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth above.

All secondary trading in Bonds and Strips will settle in immediately available funds. See “Clearance and Settlement ─ Secondary Market Trading.”

TVA has agreed to indemnify the Managers against certain civil liabilities or to contribute to payments the Managers may be required to make in respect of such civil liabilities.

The Managers and/or their affiliates have performed, and may in the future perform, services for TVA in the normal course of business. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Managers and their affiliates may make or hold a broad array of investments and actively trade debt securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of TVA. If any of the Managers or their affiliates have a lending relationship with TVA, certain of those Managers or their affiliates routinely hedge, and certain other of those Managers or their affiliates may hedge, their credit exposure to TVA consistent with their customary risk management policies. Typically, these Managers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in TVA’s securities, including potentially the Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Bonds offered hereby. The Managers and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

GENERAL INFORMATION

1. The issuance of the Bonds was authorized pursuant to the Resolutions. At the date of issue, all necessary legal authorizations for issuance of the Bonds will have been obtained by TVA.

2. The Bonds and Strips are expected to be accepted for clearance by Euroclear and Clearstream, Luxembourg. The identifying numbers are as set forth on pages 9 and 10.

3. As of the date of this Offering Circular, there has been no material adverse change in the financial position of TVA since September 30, 2024.

4. There is no litigation, actual or threatened, which relates to TVA and to which TVA is a party or of which TVA has been notified that it will be made a party which is material in the context of the issuance of the Bonds which is not described in the Offering Documents.

5. As provided under “Where You Can Find More Information,” TVA has incorporated herein by reference the Annual Report, Quarterly Report, and Current Reports. The Annual Report contains TVA’s audited financial statements for the fiscal year ended September 30, 2024, which were prepared in accordance with generally accepted accounting principles in the United States.  These financial statements include TVA’s financial information as of September 30, 2024 and September 30, 2023.

VALIDITY OF BONDS

The validity of the Bonds will be passed upon for TVA by David Fountain, Esq., Executive Vice President and General Counsel of TVA, or his designee, and for the Managers by White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020, U.S.A.

* * * * * *

Any statements in this Offering Circular involving matters of opinion, whether or not expressly so stated, are intended as such and not as representations of fact. This Offering Circular is not to be construed as a contract or agreement with the purchaser of any of the Bonds.

TENNESSEE VALLEY AUTHORITY

By:

Brian M. Child
Vice President, Treasurer and Chief Risk Officer

Dated February __, 2025

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PRINCIPAL EXECUTIVE OFFICE OF TVA
400 West Summit Hill Drive
Knoxville, TN 37902
U.S.A.

FISCAL AGENT
U.S. Federal Reserve Banks
c/o Federal Reserve Bank of New York
100 Orchard Street, First Floor
East Rutherford, New Jersey 07073
U.S.A.

U.S. TAX AND LEGAL ADVISORS TO TVA	LEGAL COUNSEL FOR TVA
Orrick, Herrington & Sutcliffe LLP	David Fountain, Esq.
51 West 52nd Street New York, NY 10019 U.S.A.	Executive Vice President and General Counsel Tennessee Valley Authority 400 West Summit Hill Drive
Knoxville, TN 37902 U.S.A.

U.S. LEGAL ADVISORS TO THE MANAGERS
White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
U.S.A.

AUDITORS TO TVA
Ernst & Young LLP
1110 Market Street, Suite 216
Chattanooga, TN 37450
U.S.A.